Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated July 30, 2020, relating to the balance sheet of Executive Network Partnering Corporation as of June 22, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 22, 2020 (inception) through June 22, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 8, 2020